UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 6, 2015

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) This amendment to a Current Report on Form 8-K of Authentidate Holding Corp. (the “Company”) is being filed to report that on August 6, 2015, the Board of Directors of the Company appointed William P. Henry to serve as the Chairman of the Strategy and Risk Analysis Committee of the Board. The Company filed a Current Report on Form 8-K on June 23, 2015, to report that Mr. Henry was elected to the Board of Directors on June 18, 2015. In addition, on July 29, 2015, the Company reported on a Current Report on Form 8-K that Mr. Henry was named as Interim Chief Strategy Officer on July 23, 2015. Also, on August 6, 2015, the Board reconstituted the membership of this committee and appointed Messrs. Roy E. Beauchamp, Marc Horowitz and Charles C. Lucas to serve as members of the Strategy and Risk Analysis Committee. The Company had established the Strategy and Risk Analysis Committee in November 2014 for the purpose of assisting the board in monitoring the financial management of the company, assessing risks facing the company and reviewing strategic transactions that it may consider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ Ian C. Bonnet
Name:	Ian C. Bonnet
Title:	Chief Executive Officer

Date: August 12, 2015

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